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EXHIBIT 23
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement File No. 333-43601 of our report, dated October 12, 2000, included in the Company's Form 10-K for the year ended June 30, 2000.


Arthur Andersen LLP

October 9, 2000
Stamford, Connecticut